SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 25, 2010

TRI-VALLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31852	84-0617433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Avenue, Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  (661) 864-0500

Section 1 – Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On January 25, 2010, Tri-Valley Corporation announced that it has signed an amendment to extend the primary term for an oil and gas lease covering three parcels located in the Racetrack Hill Area of the Edison Field near Bakersfield, California, until May 10, 2010.  A press release related to the lease extension is attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Exhibit 99.1 – Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date: January 25, 2010	/s/ Maston Cunningham
Maston Cunningham, President and Chief Operating Officer